POWER OF ATTORNEY

VIKING MUTUAL FUNDS, a Delaware statutory trust (the "Fund"), and each of its undersigned officers and trustees hereby nominates, constitutes and appoints Shannon D. Radke, Donald W. Smith, Mark J. Kneedy and Felice Foundos (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Fund, said Registration Statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Fund and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, VIKING MUTUAL FUNDS has caused this power of attorney to be executed in its name by its President, and the undersigned officers and trustees have hereunto set their hands and seals as of this 2nd day of April 2009.

VIKING MUTUAL FUNDS
By:
Shannon D. Radke President

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Signature	Title
Trustee and President
Shannon D. Radke
Trustee
Mike Timm
Trustee
Peter C. Zimmerman